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

                                                       BRADLEES, INC.                                Exhibit 20
                                            THIRD QUARTER RESULTS VS. FORECAST            Page 1 of
                                                        (Unaudited)
                                                       (In Millions)

                                                         Third Quarter 1998                     Year-to-Date

                                              Actual   Forecast*   Plan**   Last Year     Actual   Forecast*   Plan**   Last Year
INCOME SUMMARY:
 Owned Sales                                   $310.5    $327.9    $327.5     $328.7       $901.8    $919.1    $890.7     $890.3
 Food Service Sales                               1.6       1.7       1.7        1.7          4.6       4.7       4.9        4.9
 Leased Department Sales                         11.0      12.1      12.0       11.9         32.8      34.0      35.0       35.5

 Total Sales                                    323.1     341.7     341.2      342.3        939.2     957.8     930.6      930.7

 Gross Margin $                                  94.7      98.4      97.6       97.1        271.0     274.7     269.0      269.7
 Gross Margin % (based on owned sales)           30.5%     30.0%     29.8%      29.5%        30.1%     29.9%     30.2%      30.3%

 SG&A Expenses                                  (95.5)    (97.3)    (93.9)     (93.8)      (280.3)   (282.1)   (281.4)    (289.8)

 Other Income                                     3.0       3.5       3.2        3.3          8.8       9.2       9.3        8.7

 EBITDA before Restructuring and Prop. Gains      2.2       4.6       6.9        6.6         (0.5)      1.8      (3.1)     (11.4)

 Gain on Disposition of Properties                  -         -         -        0.8          1.6       1.6         -        1.0
 EBITDA before Restructuring                      2.2       4.6       6.9        7.4          1.1       3.4      (3.1)     (10.4)
 Cash Impact from Restructuring                  (0.5)     (0.4)     (0.2)      (2.3)        (3.2)     (3.1)     (2.1)      (5.6)
 EBITDA after Restructuring                       1.7       4.2       6.7        5.1         (2.1)      0.3      (5.2)     (16.0)

 Add back Cash Impact from Restructuring          0.5       0.4       0.2        2.3          3.2       3.1       2.1        5.6
 Less Gain on Dispos. of Properties (in Reorg       -         -         -       (0.8)        (1.9)     (1.9)        -       (1.0)
 Depreciation & Amortization Expense             (7.8)     (7.9)     (8.5)      (9.0)       (24.4)    (24.5)    (26.3)     (27.6)
 Interest and Debt Expense                       (4.3)     (4.5)     (4.6)      (4.2)       (12.0)    (12.1)    (12.4)     (11.7)
 Reorganization Items                             2.7      (2.1)     (2.1)       7.0          2.6      (2.2)     (6.3)       2.2

 Net Income (Loss)                              ($7.2)    ($9.9)    ($8.3)      $0.4       ($34.6)   ($37.3)   ($48.1)    ($48.5)

BALANCE SHEET SUMMARY:                                                                              Balance at End
 Unrestricted Cash and Cash Equivalents                                                     $11.0     $11.2     $11.3      $11.3
 Restricted Cash and Cash Equivalents                                                        25.1      25.1      25.1        9.4
 Inventories                                                                                318.9     310.4     326.6      335.4
 Other Current Assets                                                                        22.9      23.4      23.5       33.0

              Total Current Assets                                                          377.9     370.1     386.5      389.1
 Net Fixed Assets                                                                           141.6     143.9     142.2      156.6
 Long Term Assets                                                                           141.9     141.7     147.0      154.3

               Total Assets                                                                $661.4    $655.7    $675.7     $700.0

 Accounts Payable                                                                          $179.4    $155.2    $163.3     $196.3
 DIP Borrowings                                                                             157.4     171.9     185.0      131.5
 Other Current Liabilities                                                                   30.3      31.4      37.5       41.8

              Total Current Liabilities                                                     367.1     358.5     385.8      369.6
 Long-Term Liabilities                                                                       66.1      67.1      64.4       82.0
 Liabilities Subject to Settlement                                                          548.8     553.4     559.1      560.1
 Paid-in-Capital                                                                            137.1     137.1     137.3      137.3
 Accumulated Deficit                                                                       (457.7)   (460.4)   (470.9)    (449.0)

              Total Stockholders' Equity (Deficiency)                                      (320.6)   (323.3)   (333.6)    (311.7)

               Total Liabilities and Stockholders' Equity (Deficiency)                     $661.4    $655.7    $675.7     $700.0


NOTE: EBITDA before restructuring and property gains is earnings (loss) before gains on disposition of properties, interest and debt expense, income taxes, restructuring and non-recurring items, asset impairment charge, reorganization and extraordinary items, and depreciation and amortization expense.  At the time cash is received or expended for restructuring and non-recurring items, the cash amount is included in the calculation of
EBITDA after restructuring.

 * Forecast amounts are from the Form 8-K dated September 22, 1998.

** Plan amounts are from the Form 8-K dated February 11, 1998 with reclassifications between other current and long-term liabilities to be consistent with this year's actual presentation.
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                                                                                                  Exhibit 20
                                                                                                  Page 2 of 2


                                      BRADLEES, INC.
                           THIRD QUARTER RESULTS VS. FORECAST
                                       (Unaudited)
                                      (In Millions)




                                                   Third Quarter 1998                           Year-to-Date

                                              Actual   Forecast*   Plan**                  Actual   Forecast * Plan**
CASH FLOW SUMMARY:
 Beginning Unrestricted Cash & Cash Equivalen    $8.1      $8.1     $10.0                   $10.9     $10.9      $9.5

 Cash Used in Operations:
      Net Loss                                   (7.2)     (9.9)     (8.3)                  (34.6)    (37.3)    (48.1)
      Depreciation & Amortization Expense         7.8       7.9       8.5                    24.4      24.5      26.3
      Amortization of Deferred Financing Costs    0.4       0.4       0.4                     1.2       1.1       1.0

 Inventory (Increase) Decrease                  (79.3)    (70.9)    (82.3)                  (80.3)    (71.7)    (90.3)
 Accounts Payable Increase (Decrease)            58.3      34.0      53.3                    55.1      30.9      58.1

 Other, Including Reorganization Items          (16.1)    (10.0)    (13.5)                  (24.8)    (18.8)    (20.7)

 Net Cash Provided by (Used in) Operations      (36.1)    (48.5)    (41.9)                  (59.0)    (71.3)    (73.7)

 Investing Activities:
    Capital Spending                             (4.9)     (7.2)     (5.0)                  (10.4)    (12.8)    (15.0)
    Increase in Restricted Cash and Cash Equiv.  (0.3)     (0.2)     (0.2)                   (8.3)     (8.3)     (8.3)

 Financing Activities:
   Payments of Capital Leases & Def. Fin. Costs  (0.3)     (0.3)     (0.3)                   (0.9)     (0.8)     (0.8)
   Proceeds from Disposition of Properties          -         -         -                    12.0      12.0       7.8
   Payments of Liabilities Subject to Settl.     (1.3)     (1.0)     (1.0)                   (6.5)     (6.2)     (3.1)
   Net Borrowings (Payments) under DIP Facility  45.8      60.3      49.7                    73.2      87.7      94.9

 Total Financing Activities                      44.2      59.0      48.4                    77.8      92.7      98.8

 Incr.(Decr.) in Unrestricted Cash and Cash Eq.   2.9       3.1       1.3                     0.1       0.3       1.8

 Ending Unrestricted Cash and Cash Equivalents  $11.0     $11.2     $11.3                   $11.0     $11.2     $11.3


                  * Forecast amounts are from the Form 8-K dated September 22, 1998.

                 ** Plan amounts are from the Form 8-K dated February 11, 1998 with a reclassification of planned proceeds from disposition of properties from "All Other" to "Financing  Activities" to be consistent with this year's actual presentation.
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